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[PHARMACIA & UPJOHN LOGO]                                             EXHIBIT 99



                           PHARMACIA & UPJOHN REPORTS

                        FOURTH-QUARTER SALES AND EARNINGS


- COMPANY ACHIEVES DOUBLE-DIGIT SALES AND EARNINGS INCREASES FOR FOURTH QUARTER AND FULL YEAR 1999

- SALES FROM ONGOING OPERATIONS INCREASE 10% IN FOURTH QUARTER, DRIVEN BY 18% INCREASE IN U.S. PRESCRIPTION SALES

KEY PRODUCTS CONTINUE TO DRIVE TOP-LINE GROWTH:

- SALES OF XALATAN INCREASE TO $160 MILLION (+53%) IN FOURTH QUARTER AND EXCEED $500 MILLION FOR FULL YEAR;

DETROL/DETRUSITOL RECORDS SALES OF $93 MILLION (+33%) IN FOURTH QUARTER AND $329 MILLION FOR FULL YEAR;

SALES OF CAMPTOSAR GROW TO $83 MILLION (+43%) AND $293 MILLION FOR FULL YEAR

OTHER DEVELOPMENTS

- U.S. FDA GRANTS PRIORITY REVIEW TO REGULATORY SUBMISSIONS FOR A NEW ANTIBIOTIC ZYVOX; A FIXED COMBINATION PRODUCT OF XALATAN AND TIMOLOL FOR GLAUCOMA; AND CAMPTOSAR, FOR FIRST-LINE USE IN METASTATIC COLORECTAL CANCER;

PROPOSED P&U MERGER WITH MONSANTO TO CREATE A FIRST-TIER PHARMACEUTICAL
COMPETITOR

--------------------------------------------------------------------------------
                                      FOURTH QUARTER           FULL-YEAR
--------------------------------------------------------------------------------
     FINANCIAL SUMMARY                               %                       %
        ($ MILLIONS)               1999     1998    CHG    1999     1998    CHG
                                   ----     ----    ---    ----     ----    ---
--------------------------------------------------------------------------------
SALES                             $1,939   $1,767   10%   $7,178   $6,415   12%
(ongoing operations - see Key
Product Sales)
--------------------------------------------------------------------------------
NET EARNINGS                      $  261   $  235   11%   $  944   $  831   14%
(as adjusted - see Statement of
Consolidated Earnings)
--------------------------------------------------------------------------------
NET EARNINGS                      $  214   $  122    *    $  803   $  631    *
(as reported)
--------------------------------------------------------------------------------
DILUTED EARNINGS PER SHARE        $  .50   $  .45   11%   $ 1.80   $ 1.58   14%
(as adjusted - see Statement of
Consolidated Earnings)
--------------------------------------------------------------------------------
DILUTED EARNINGS PER SHARE        $  .40   $  .22    *    $ 1.49   $ 1.17    *
(as reported)
--------------------------------------------------------------------------------

*Year-to-year growth rates are affected by certain items that affect comparability. See discussion in Results of Operations section.

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PEAPACK, NJ (FEBRUARY 10, 2000) -- Pharmacia & Upjohn, Inc. (NYSE: PNU) today reported net sales for the fourth quarter 1999 of $1.9 billion, an increase of 10% over the same period in 1998, adjusted for the 1998 and 1999 divestments of major portions of the company's nutrition business. Excluding the impact of foreign exchange, sales growth was 12% in the fourth quarter. On a reported basis, sales increased 5% over the fourth quarter of 1998.

Sales growth in the fourth quarter was driven by a 13% increase in prescription pharmaceutical sales. Prescription sales increased 18% in the U.S. Excluding the impact of currency exchange, sales increased 11% in Europe and 22% in Japan. P&U was Japan's fastest-growing pharmaceutical company in 1999, driven by successful new product launches, including the introduction of Xalatan.

For the full year, net sales from ongoing operations were $7.2 billion, an increase of 12% over 1998. On a reported basis, sales increased 7% over 1998.

Net earnings for the fourth quarter, adjusted for certain items that affect comparability (see Results of Operations section), were $261 million (50 cents per share) compared to $235 million (45 cents per share) in the fourth quarter of 1998, an increase of 11%. For the full year, net earnings, as adjusted, were $944 million ($1.80 per share), an increase of 14% over 1998.

On a reported basis, net earnings for the fourth quarter were $214 million (40 cents per share), a 76% increase over 1998, when net earnings were $122 million (22 cents per share). Reported results for the fourth quarter and full year reflect the acquisition of SUGEN, Inc. and its results of operations. Results also include Pharmacia & Upjohn's equity investment in Sensus Drug Development Corporation in the third quarter of 1999. As previously reported, these transactions resulted in merger and restructuring charges and certain other costs that affect comparability.

Commenting on the company's results, Pharmacia & Upjohn Chief Executive Officer Fred Hassan said: "We are extremely pleased with our results for the fourth quarter and the full year as we continue to deliver on our promise of consistent double-digit earnings growth. We are particularly pleased that we have delivered beyond the original sales growth targets we set for the year."

Hassan added: "We are now looking forward to the successful completion of our merger with Monsanto and the opportunity to become a first-tier pharmaceutical competitor with robust revenue and earnings growth."


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PERFORMANCE OF KEY PHARMACEUTICAL PRODUCTS

Sales of Xalatan, a novel therapy for glaucoma, continued to grow. Sales were $160 million in the fourth quarter, an increase of 53% over prior year. For the full year, Xalatan sales reached $507 million, a 53% increase over 1998. Xalatan has become the top product within the P&U portfolio and the world's top-selling brand of glaucoma medication. In the fourth quarter, the company submitted a New Drug Application (NDA) in the U.S. for a fixed-combination of Xalatan and timolol, a convenient new treatment for glaucoma with once-daily dosing. FDA has designated the application for priority review. A separate European filing for the fixed-combination occurred last month.

Detrol/Detrusitol, an innovative therapy for overactive bladder with symptoms of urinary urgency, frequency and urge incontinence, recorded sales of $93 million in the fourth quarter and $329 million for 1999. The company has taken a number of strategic steps to reinforce the leadership position of Detrol in the overactive bladder market, including the submission of a supplemental NDA in the U.S. consisting of new efficacy and tolerability data. In January 2000, the company also entered into a co-promotion agreement with Searle, the pharmaceutical subsidiary of Monsanto Company, to expand the U.S. sales force for Detrol to 1,800 representatives. Later this month, the company plans to submit regulatory applications in the U.S. and Europe for a once-daily formulation, Detrol XL.

Genotropin, the world's leading growth hormone, recorded sales of $135 million during the fourth quarter, a 13% increase over the prior year. For the full year, sales of Genotropin were $461 million, a 17% increase over 1998. Genotropin continues to make strong inroads in the U.S. market where sales increased 64% for the full year and the product is capturing more than one-third of new patient starts. The U.S. launch of Genotropin MiniQuick in January 2000 expands the product's market potential in the U.S.

Sales of Camptosar, for metastatic colorectal cancer, were $83 million in the fourth quarter, a 43% increase over prior-year levels. Full-year sales were $293 million, a 52% increase over 1998. Camptosar is under priority review by the FDA as a component of first-line therapy in metastatic colorectal cancer based on its survival benefit. It is currently approved as second-line therapy.

Fragmin, the company's low molecular weight heparin for preventing the formation of blood clots, had sales of $60 million during the fourth quarter, an increase of 21% over the fourth quarter of 1998. For the full year, sales were $213 million, an 18% increase over 1998. Fragmin posted sales growth of 60% in the U.S. in the fourth quarter bolstered by the approval of new indications, additional sales force support and new formulary approvals.

The Nicorette line of products to treat tobacco dependency recorded sales of $61 million in the fourth quarter, a decrease of 7% mainly due to strong fourth quarter 1998 sales in conjunction
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with trade inventory stocking associated with the U.S. launch of a mint-flavored version Nicorette gum.


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RESULTS OF OPERATIONS

Gross margin in the fourth quarter improved 4.7 percentage points vs. prior year from 71% to 75.7%. This improvement was driven by an improving product and business mix and the company's cost reduction initiatives.

Net earnings and diluted earnings per share as reported are affected by certain items which impact comparability. Results of operations for the fourth quarter include merger and restructuring charges related to the third-quarter merger with SUGEN totaling $38 million on a pre-tax basis. For the full year, pre-tax merger and restructuring charges of $70 million were recognized primarily comprised of employee separation costs and transaction costs for the SUGEN merger. Other significant pre-tax items that affect comparability for the year and fourth quarter include R&D charges and termination of certain R&D projects ($29 million for the year and $0 for the fourth quarter) as well as SUGEN operating results and Sensus R&D funding ($103 million for the year and $32 million for the fourth quarter).

Selling, General & Administrative (SG&A) expenses, excluding the impact of SUGEN, were 40.1% of sales for the quarter and 38.4% of sales for the full year. These percentages are higher than in the prior year periods due in part to pre-marketing expenses for anticipated product launches, sales force expansions and product launch costs. R&D expenses, excluding the impact of SUGEN and Sensus, were 18.4% of sales in the fourth quarter, and 18.3% for the full year.

OTHER DEVELOPMENTS

During the fourth quarter, the company submitted regulatory applications in the U.S. and Europe for its new antibiotic, Zyvox/Zyvoxa (linezolid). Zyvox, a member of the first new class of antibiotics to be developed in more than 30 years. In the U.S., FDA has designated the product for priority review.

The company has strengthened its oncology business with the introduction of two new breast cancer treatments in the U.S. Ellence (epirubicin hydrochloride injection) was introduced in the fourth quarter as a component of adjuvant therapy in the treatment of primary breast cancer. In January 2000, the company launched its second new breast cancer treatment, Aromasin (exemestane tablets), for advanced breast cancer in post-menopausal women.

In addition to the U.S. launches of Ellence and Aromasin, Pharmacia & Upjohn also has launched a third product, Pletal (cilostazol), through a co-promotion agreement with Otsuka America Pharmaceutical Inc. Pletal is indicated for the reduction of symptoms associated with intermittent claudication.

In late 1999 the company submitted an NDA for Axert (almotriptan), a new treatment for acute migraine.

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Pharmacia & Upjohn announced on December 19, 1999 that it has entered into a definitive merger agreement with Monsanto Company to create a dynamic and powerful new competitor in the global pharmaceutical industry. The merger agreement is subject to approval by both companies' shareholders and is expected to close during the first half of 2000.

Pharmacia & Upjohn, Inc., is a global, innovation-driven pharmaceutical and health care company. Pharmacia & Upjohn's products, services, and employees demonstrate its commitment to improve wellness and quality of life for people around the world.

This news release contains certain forward-looking statements, including, among other things, statements regarding the company's results of operations, regulatory actions, and expected closing date of the merger. These forward-looking statements are based on current expectations, but actual results may differ materially from anticipated future events or results. Certain factors which could cause the company's results to differ materially from expected and historical results are described in the company's periodic reports filed with the Securities and Exchange Commission, including the company's 1998 annual report on Forms 10-K and Exhibits 99 thereto.

The company has filed a preliminary joint proxy statement and prospectus with the United States Securities and Exchange Commission (the "SEC"), and will be filing a definitive joint proxy statement/prospectus and other relevant information and documents concerning the merger with the SEC. WE URGE INVESTORS TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by Pharmacia & Upjohn will be available free of charge from the Corporate Secretary of Pharmacia & Upjohn, 100 Route 206 North, Peapack, NJ 07977, Telephone (888) 768-5501. READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

Pharmacia & Upjohn, its directors, executive officers and certain other members of management and employees may be soliciting proxies from Pharmacia & Upjohn stockholders in favor of the merger. Information concerning the participants in the solicitation is included in filings under Rule 425 made by Pharmacia & Upjohn with the SEC on January 27, 2000

           Media Contact:                  Analyst Contact:
           --------------                  ----------------
           Paul Fitzhenry                  Craig Tooman
           (908) 901-8770                  (908) 901-8853


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PHARMACIA & UPJOHN, INC. REPORT FOR THE FOURTH QUARTERS AND YEARS ENDED DECEMBER
31, 1999 AND 1998 (US $ IN MILLIONS)

KEY PRODUCT SALES (US$ in millions, unaudited)

============================================================================================================
                                               Fourth Quarter                        Full Year
                                                                % Chg                                 % Chg
                                    1999     1998      Chg     Excl. FX    1999    1998      Chg      Excl.
                                      $        $        %       Curr.*       $       $        %       Curr.*
                                   -------------------------------------------------------------------------
Xalatan                             159.5    104.4     52.8      53.9      507.3    332.0     52.8     53.4
Genotropin                          135.4    120.0     12.8      12.3      460.8    395.1     16.6     14.0
Cleocin/Dalacin                      90.0     86.0      4.7       6.0      342.9    314.0      9.2     10.0
Detrol/Detrusitol                    93.2     69.9     33.3      35.2      328.9    125.3    162.5    164.6
Xanax                                72.5     85.0    (14.7)    (10.4)     320.2    320.8     (0.2)     2.1
Medrol                               77.1     73.8      4.5       5.4      297.3    263.9     12.7     12.2
Camptosar                            83.0     58.0     43.1      45.0      293.4    193.6     51.5     53.6
Depo-Provera                         64.5     52.9     21.9      22.7      252.0    226.6     11.2     12.0
Nicorette                            61.1     65.8     (7.1)     (2.7)     233.6    213.1      9.6     12.9
Fragmin                              59.8     49.4     21.1      23.7      213.2    180.8     17.9     17.4
All Other                          1042.6   1001.5      4.1       6.5     3928.0   3849.6      2.0      2.7
------------------------------------------------------------------------------------------------------------
Total Sales (ongoing operations)   1938.7   1766.7      9.7      11.8     7177.6   6414.8     11.9     12.5
Divested businesses                   4.3     83.2      N/A       N/A       75.0    343.6      N/A      N/A
============================================================================================================
Consolidated Net Sales             1943.0   1849.9      5.0       7.1     7252.6   6758.4      7.3      7.9
============================================================================================================

GEOGRAPHIC SALES (US$ in millions, unaudited)

============================================================================================================
                                              Fourth Quarter                             YTD
                                                                 % Chg                                % Chg
                                     1999      1998    Chg       Excl.     1999     1998      Chg     Excl.
                                       $         $      %        Curr.*      $        $        %      Curr.*
                                   -------------------------------------------------------------------------
United States                        769.0     696.2   10.5       10.5    2915.3   2475.5     17.8    17.8
Japan                                231.3     167.7   37.9       20.0     737.6    562.0     31.2    14.1
Italy                                113.5     123.7   (8.2)       1.9     429.8    434.1     (1.0)    3.2
Germany                               93.0      99.7   (6.7)       3.7     356.7    364.0     (2.0)    2.0
United Kingdom                        89.9      84.1    6.9        8.9     328.2    295.6     11.0    13.2
France                                70.0      68.3    2.5       13.6     273.4    255.9      6.8    10.9
Sweden                                70.2      67.7    3.7        7.8     256.6    259.7     (1.2)    2.5
Spain                                 45.9      44.6    2.9       13.9     170.1    155.9      9.1    13.7
Rest of world                        455.9     414.7    9.9       16.4    1709.9   1612.1      6.1    10.4
------------------------------------------------------------------------------------------------------------
Total Sales (ongoing operations)   1,938.7   1,766.7    9.7       11.8    7177.6   6414.8     11.9    12.5
Divested Businesses                    4.3      83.2    N/A        N/A      75.0    343.6      N/A     N/A
============================================================================================================
Consolidated Net Sales              1943.0    1849.9    5.0        7.1    7252.6   6758.4      7.3     7.9
============================================================================================================

*Percentage change excluding the impact of currency exchange.


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PHARMACIA & UPJOHN, INC. REPORT FOR THE FOURTH QUARTERS AND YEARS ENDED DECEMBER
31, 1999 AND 1998 ($U.S. IN MILLIONS, EXCEPT DILUTED PER-SHARE DATA):

                 CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

===================================================================================================
                                               Fourth Quarter                Year Ended Dec 31
                                          1999       1998     % Chg      1999       1998     % Chg
                                         ----------------------------------------------------------
Net sales                                $1,943     $1,849      5.0     $7,253     $6,758      7.3

Cost of products sold                       472        536    (12.1)     1,893      2,031     (6.8)
Research & development (1)                  384        365      5.4      1,434      1,234     16.3
Selling, general & administrative (2)       781        683     14.2      2,800      2,552      9.7
Merger & restructuring                       38         92    (58.5)        70         92    (23.6)
Interest income, net                         (4)       (16)   (73.7)       (17)       (66)   (73.9)
All other, net (3)                          (31)        (3)     N/A        (74)       (62)    20.9
                                         ----------------------------------------------------------

Earnings before income taxes                303        192     58.4      1,147        977     17.5
Provision for income taxes (4)               89         70     28.0        344        346     (0.3)
                                         ----------------------------------------------------------

Net earnings                               $214       $122     75.8       $803       $631     27.3
                                         ==========================================================

Earnings per common share:
Diluted - net earnings                    $0.40      $0.22     81.8      $1.49      $1.17     27.4
                                         ==========================================================

===================================================================================================
Total shares - diluted (in millions)        535        536                 534        534
===================================================================================================


Depreciation and amortization are $103 million for 4Q99 and $401 million for 1999.


(1) For 1999, SUGEN R&D costs, the Sensus acquisition and termination of certain other projects results in charges of $104 million ($75 million after tax, or $0.14 per share). This represents a $72 million increase over 1998 SUGEN R&D costs ($47 million after tax, or $0.09 per share).

(2) 1998 numbers include $61 million ($41 million net of tax, or $0.08 per share) for the second-quarter settlement of a lawsuit with U.S. retail pharmacies.


(3) The 1998 amounts were depressed in the fourth quarter by the loss recognized on the sale of the majority of the Nutrition business ($52 million before tax or $39 million after tax - $0.07 per share).

(4) The estimated annual effective tax rate for 1999 is 30%. The effective tax rate for 1998 was 35%.


                                      -end-